EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Fibrocell Science Reports First Quarter 2014 Financial and Operating Results

- Company to Host Conference Call and Webcast at 5:00 p.m. EDT, Today, May 19, 2014 -

EXTON, PA — May 19, 2014 — Fibrocell Science, Inc. (NYSE MKT: FCSC), an autologous cell therapy company primarily focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs, today reported financial results for the first quarter of 2014. The company will host a conference call and webcast at 5:00 p.m. EDT, today.

“2014 is an important year for Fibrocell and the first quarter has us off to a strong start,” said David Pernock, chairman and chief executive officer of Fibrocell. We began enrollment in our two azficel-T label-extension Phase II trials in restrictive burn scarring and vocal cord scarring. We initiated technology transfer with a second-source cell-therapy manufacturer to produce our genetically-modified autologous fibroblasts for recessive dystrophic epidermolysis bullosa (RDEB), and as a potential source for autologous fibroblasts. And, we expanded our strategically important collaboration agreement with Intrexon Corporation (NYSE: XON) to address the rare connective tissue disorder Ehlers-Danlos syndrome hypermobility-type, made possible through our unique technologies.”

First Quarter 2014 Highlights

•                  Enrolled 4 patients to-date into our restrictive burn scarring Phase II clinical trial and expanded the number of active clinical trial sites

•                  Enrolled 4 patients to-date into our vocal cord scarring Phase II clinical trial and expanded the number of active clinical trial sites

•                  Initiated technology transfer with a second-source, cell-therapy manufacturer to produce our genetically-modified fibroblasts for RDEB and as a potential source of autologous fibroblasts for restrictive burn scarring and vocal cord scarring

•                  Further expanded our Intrexon Corporation collaboration to add autologous human fibroblasts genetically-modified to express bioactive Tenascin-X locally to correct connective tissue disorders, such as with Ehlers-Danlos syndrome hypermobility-type

Financial Results

Quarter ended March 31, 2014 compared to quarter ended March 31, 2013 (restated)

For the quarter ended March 31, 2014, Fibrocell reported basic net loss of $0.35 per share, compared to basic net loss of $0.17 per share for the same period in 2013.  Operating loss for the first quarter of 2014 was $11.0 million as compared to $5.9 million in the same period in 2013.  Revenues for each of the first quarters of 2014 and 2013 were insignificant.  The company used $6.0 million in cash for operations during the first quarter of 2014, as compared to $5.2 million in the first quarter 2013. As of March 31, 2014 total cash and cash equivalents were $54.0 million.

Research and development expenses in the quarter ended March 31, 2014 were $7.4 million, as compared to $1.5 million in the first quarter of 2013. The increase in R&D expenses was primarily due to the $5.2 million non-cash cost of the 2014 supplemental stock issuance to Intrexon Corporation in relation to the second amendment to our Exclusive Channel Collaboration agreement, a $0.5 million increase in spending related to the expansion of our preclinical development program for RDEB, and a $0.3 million increase in laboratory expenses.  Selling, general and administrative expenses were $2.8 million, an increase of $0.6 million compared to the quarter ended March 31, 2013 due to an increase of $0.3 million for facilities and related expenses, as well an increase of $0.3 million in compensation and related expense.

Restatement of prior financial statements

As disclosed in a Form 8-K filed by the Company on May 12, 2014, on May 6, 2014 the Audit Committee of the Company’s Board of Directors, in connection with an internal review initiated by Company management, concluded that, because of a misapplication of the accounting guidance related to certain of the Company’s warrants, the Company’s previously issued consolidated financial statements for all periods beginning with the quarterly period ended September 30, 2011 through December 31, 2013 should no longer be relied upon.  As such, the Company anticipates it will restate its financial statements for the following periods: (i) the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 (ii) all quarterly periods of 2013 and 2012 and (iii) the quarterly period ending September 30, 2011 in the Company’s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2013 (the “Amended 2013 10-K/A”). However, these restatements result in non-cash, non-operating expense corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses, total operating, investing or financing cash flows, or net operating loss carryforward. The Company is presently anticipating filing the Amended 2013 10-K/A on or before May 31, 2014.  A current report on Form 8-K that further describes the foregoing restatement of the company’s financial statements was filed by Fibrocell on May 12, 2014 and is available at www.sec.gov.

Conference Call and Webcast

The conference call may be accessed by dialing 855-877-0343 for domestic callers and 678-509-8772 for international callers. Please specify to the operator that you would like to join the “Fibrocell Science First Quarter 2014 Financial Results Call, conference ID#: 47692611.” The conference call will be webcast live under the investor relations section of Fibrocell’s website at www.fibrocellscience.com, and will be archived there for 90 days following the call. Please visit Fibrocell’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

About Fibrocell Science, Inc.

Fibrocell Science, Inc. (NYSE MKT: FCSC) is an autologous cell therapy company primarily focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs. Based on its proprietary autologous fibroblast technology, Fibrocell is pursuing breakthrough medical applications of azficel-T for restrictive burn scarring and vocal cord scarring. The company’s collaboration with Intrexon Corporation (NYSE:XON), a leader in synthetic biology, includes using genetically-modified fibroblasts for treating rare and serious skin and connective tissue diseases for which there are no currently approved products. Fibrocell’s collaboration with UCLA—focusing on skin-derived stem cells and more efficient ways to convert skin cells to other cell types—holds potential for future discovery and development of autologous cellular therapeutics. For additional information, visit www.fibrocellscience.com.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. Forward-looking statements include, without limitation, the ability of Fibrocell to present proof of concept data this year for its RDEB study, to develop breakthrough therapies for the treatment of skin and connective tissues diseases, and to file the 2013 Amended 10-K/A. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. Factors that could cause or contribute to such differences include: the review of the Company’s accounting, accounting policies and internal control over financial reporting; the preparation of and the audit or review, as applicable, of the amended annual or quarterly reports; and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results.  In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

Contacts:

Corporate:	Investor Relations:
Gregory Weaver	Susan Noonan
SVP & Chief Financial Officer	S.A. Noonan Communications, LLC
Fibrocell Science, Inc.	(212) 966-3650
Tel: +1 484-713-6000	susan@sanoonan.com
gweaver@fibrocellscience.com

Fibrocell Science, Inc.

Selected Financial Information

(unaudited)

Consolidated Statement of Operations:

	Three months ended March 31,
($ in thousands, except per share and share data)	2014	2013 (Restated)

Revenue from product sales	$46	$26
Cost of sales	793	2,213
Gross loss	(747)	(2,187)
Selling, general and administrative expense	2,815	2,210
Research and development expense	7,438	1,507
Operating loss	(11,000)	(5,904)
Other income (expense):
Warrant revaluation income (expense)	(3,050)	1,338
Other income	40	—
Interest income	1	—
Loss from continuing operations before income taxes	(14,009)	(4,566)
Deferred tax benefit	—	—
Loss from continuing operations, net of tax	(14,009)	(4,566)
Loss from discontinued operations, net of tax	—	(4)
Net loss	$(14,009)	$(4,570)

Per share information:

Loss from continuing operations, net of tax
Basic	$(0.35)	$(0.17)
Diluted	$(0.35)	$(0.18)
Net loss
Basic	$(0.35)	$(0.17)
Diluted	$(0.35)	$(0.18)
Weighted average number of basic common shares outstanding	40,583,591	26,229,909
Weighted average number of diluted common shares outstanding	40,583,591	26,631,980

Fibrocell Science, Inc.

Selected Financial Information

(unaudited)

Selected Consolidated Balance Sheet Data:

		(Restated)
($ in thousands)	March 31, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$54,001	$60,033
Accounts receivable, net	58	28
Inventory	506	597
Prepaid expenses and other current assets	885	1,202
Total current assets	55,450	61,860
Property and equipment, net	1,696	1,701
Intangible assets, net	5,100	5,238
Other assets	143	215
Total assets	$62,389	$69,014

Liabilities and Stockholder’s Equity
Total current liabilities	$2,423	$3,593
Warrant liability	18,266	15,216
Other long term liabilities	586	539
Total liabilities	21,275	19,348
Total stockholder’s equity	41,114	49,666
Total liabilities and stockholder’s equity	$62,389	$69,014

Selected Consolidated Statement of Cash Flows Data:

	Three months ended March 31,
($ in thousands)	2014	2013 (Restated)

Net cash used in operating activities	$(5,953)	$(5,059)
Net cash used in investing activities	$(79)	$(100)
Net cash provided by financing activities	$—	$—